EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Sterling Savings Bank Employee Savings and Investment Plan and Trust
Spokane, Washington
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-44078) of our report dated June 26, 2008, relating to the financial statements and supplemental schedules of Sterling Savings Bank Employee Savings and Investment Plan and Trust appearing on this Form 11-K for the year ended December 31, 2007.
/s/ BDO Seidman, LLP
Spokane, Washington
June 26, 2008